Exhibit 11.1
                      AMERICAN MOBILE SATELLITE CORPORATION
                        Computation of Net Loss Per Share

                    (In thousands, except per share amounts)

                                                                     Year Ended December 31
                                                                     ----------------------

                                                                   1996       1995       1994
                                                                   ----       ----       ----

        Net Loss                                                ($134,638)  ($66,917)  ($21,103)
                                                                ----------  ---------  ---------

        PRIMARY:


        Net loss per common share                                  ($5.38)    ($2.69)    ($0.86)
                                                                   -------    -------    -------

        Average shares outstanding                                 25,041     24,900     24,672
                                                                   ------     ------     ------

        FULLY DILUTED:


        Net loss (1)                                            ($129,244)  ($66,917)  ($21,103)


        Net loss per common share                                  ($5.13)    ($2.65)    ($0.86)
                                                                   -------    -------    -------

        Average shares outstanding (2)                             25,179     25,278     24,683
                                                                   ------     ------     ------



        (1)  Calculated as follows:

              Primary net loss                                  ($134,638)   ($66,917) ($21,103)
              Amortization of debt discount                         2,253        --         --
              Interest on convertible debt                          3,141        --         --
                                                                  -------      ------    ------
                                                                ($129,244)   ($66,917) ($21,103)
                                                                ----------   --------- ---------


        (2)  Calculated as follows:

            Primary weighted average shares outstanding            25,041     24,900     24,672
            Assumed exercise of stock options
               (treasury stock method)                                 63         92         11
            Assumed exercise of stock purchase warrants                75        286         --
                                                                  -------     -------    ------
                                                                   25,179     25,278     24,683
                                                                  -------     -------    ------